Exhibit A

JOINT FILING AGREEMENT

The undersigned hereby agree that a single Schedule 13G (or any amendment thereto) relating to the Class A Common Stock of SmartRent, Inc. shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13G.

July 1, 2025

RET Ventures Strategic Fund, L.P.

By:	RET Ventures Strategic Fund GP, LLC
its	General Partner

By:	/s/ John Helm
Name: John Helm
Title: Managing Director

RET Ventures Associates III, L.P.

By:	RET Ventures Strategic Fund GP, LLC
its	General Partner

By:	/s/ John Helm
Name: John Helm
Title: Managing Director

RET Ventures Affiliates III, L.P.

By:	RET Ventures Strategic Fund GP, LLC
its	General Partner

By:	/s/ John Helm
Name: John Helm
Title: Managing Director

RET Ventures III, L.P.

By:	RET Ventures Strategic Fund GP, LLC
its	General Partner

By:	/s/ John Helm
Name: John Helm
Title: Managing Director

RET Ventures Strategic Fund GP, LLC

By:	/s/ John Helm
Name: John Helm
Title: Managing Director

RET Ventures III GP, LLC

By:	/s/ John Helm
Name: John Helm
Title: Managing Director

/s/ John Helm
John Helm

/s/ Christopher Yip
Christopher Yip